EXHIBIT 99.1

Consolidated Communications Reports Second Quarter 2020 Results

Company delivered stable revenue and Adjusted EBITDA growth;
Substantially increased free cash flow; demonstrating continued progress on deleveraging

Second Quarter Highlights

  Revenue totaled $325.2 million, generating increased Adjusted EBITDA of $133.1 million, up 1.3 percent
  Consumer Broadband revenue grew 2.3 percent, representing the fifth consecutive growth quarter
  Commercial and Carrier Data-Transport revenue grew 1.2 percent; fiber projects driving growth opportunities
  Operating expenses, excluding depreciation and amortization, were reduced by $17.6 million or 7.9 percent
  Free Cash Flow increased $39.4 million in the recent quarter and is up $89.3 million year-to-date
  Net debt leverage improved to 4.14x, down from 4.33x at year-end 2019 reflecting significant progress on deleveraging strategy

Note: Consolidated’s second-quarter earnings conference call will be webcast today at 10 a.m. ET. The live webcast and materials will be available on the Investor Relations section of the Company’s website at http://ir.consolidated.com.

MATTOON, Ill., July 30, 2020 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) (the “Company” or “Consolidated”) reported results for the second quarter 2020.

“I’m pleased to report we had another strong quarter, delivering revenue growth in both broadband and data-transport services, while decreasing operating expenses and increasing Adjusted EBITDA,” said Bob Udell, president and chief executive officer of Consolidated Communications. “Our business remains strong and we continue to operate seamlessly through this unprecedented time. As a critical infrastructure provider, we are laser focused on supporting our residential, business and carrier customers with flexible solutions that meet their unique needs right now – whether at home, at work, at a tower or at a data center. The safety and wellness of our employees and customers remain our number one priority.”

“For the fifth consecutive quarter, we grew broadband revenue by leveraging our speed improvements,” added Udell. “Additionally, we reduced our debt leverage from 4.33x at the end of 2019 to 4.14x as we further execute on our delever first strategy. Through high-return fiber investments and innovative public-private partnerships, we are delivering results where we invest and executing on a strategy that positions us well for continued growth.”

Financial Results for the Second Quarter

  Revenue totaled $325.2 million, a decline of 2.5 percent compared to second quarter 2019.

    Data and transport service revenue increased 1.2 percent or $1.0 million;
    Commercial and carrier other revenue was down $3.0 million primarily due to equipment sales;
    Broadband revenue increased 2.3 percent or $1.5 million;
    Voice services revenue across all customer channels declined 3.8 percent or $3.5 million, which is less than half the decline compared to the prior-year period; and
    Network access revenues declined $3.7 million primarily due to declines in special access.

  Income from operations increased $25.5 million and totaled $39.8 million in the second quarter of 2020. The change was primarily due to operating expense reductions of $17.6 million that were largely attributed to ongoing cost savings initiatives and lower direct product costs. Depreciation and amortization expense declined $16.2 million primarily due to certain acquired assets, which became fully depreciated.

  Net interest expense was $31.5 million, down $3.3 million from the same period last year. As of June 30, our weighted average cost of debt was approximately 5.3 percent.

  Cash distributions from the Company’s wireless partnerships totaled $9.6 million, down $1.0 million from a year ago.

  Other income was $9.9 million compared to income of $9.1 million one year ago. A reduction in non-operating pension/OPEB expense of $2.3 million offset a decline of $1.6 million in investment income from the Company’s minority interest in wireless partnerships.

  On a GAAP basis, net income was $13.9 million, compared to a net loss of $7.3 million for the same period last year. GAAP net income per share was $0.19. Adjusted diluted net income (loss) per share excludes certain items as outlined in the table provided in this release. Adjusted diluted net income per share was $0.21 in the second quarter of 2020, compared to a net loss per share of $(0.03) in the second quarter of 2019.

  Adjusted EBITDA was $133.1 million, up compared to $131.4 million in the second quarter last year.

  The total net debt to last 12-month Adjusted EBITDA ratio improved to 4.14x, as the Company continued to execute on its delever strategy and build cash on the balance sheet.

  Capital expenditures totaled $53.8 million in the second quarter driven by success-based, fiber and wireless tower projects and broadband network investments.

About Consolidated Communications

Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) is a leading broadband and business communications provider serving consumers, businesses, and wireless and wireline carriers across rural and metro communities and a 23-state service area. Leveraging an advanced fiber network spanning 45,850 fiber route miles, Consolidated Communications offers a wide range of communications solutions, including: high-speed Internet, data, phone, security, managed services, cloud services and wholesale, carrier solutions. From our first connection 125 years ago, Consolidated is dedicated to turning technology into solutions, connecting people and enriching how they work and live. Visit www.consolidated.com for more information.

Use of Non-GAAP Financial Measures

This press release, as well as the conference call, includes disclosures regarding “EBITDA,” “adjusted EBITDA,” “total net debt to last twelve month adjusted EBITDA ratio,” “free cash flow” and “adjusted diluted net income (loss) per share,” all of which are non-GAAP financial measures and described in this section as not being in compliance with Regulation S-X. Accordingly, they should not be construed as alternatives to net cash from operating or investing activities, cash and cash equivalents, cash flows from operations, net income or net income per share as defined by GAAP and are not, on their own, necessarily indicative of cash available to fund cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations, and the non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures presented in accordance with GAAP is included in the tables that follow.

Adjusted EBITDA is comprised of EBITDA, adjusted for certain items as permitted or required by the lenders under our credit agreement in place at the end of each quarter in the periods presented.  The tables that follow include an explanation of how adjusted EBITDA is calculated for each of the periods presented with the reconciliation to net income.  EBITDA is defined as net earnings before interest expense, income taxes, depreciation and amortization on a historical basis.

We present adjusted EBITDA for several reasons.  Management believes adjusted EBITDA is useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt). In addition, we have presented adjusted EBITDA to investors in the past because it is frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting it here provides a measure of consistency in our financial reporting. Adjusted EBITDA, referred to as Available Cash in our credit agreement, is also a component of the restrictive covenants and financial ratios contained in our credit agreement that requires us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt. The definitions in these covenants and ratios are based on adjusted EBITDA after giving effect to specified charges. In addition, adjusted EBITDA provides our board of directors with meaningful information, with other data, assumptions and considerations, to measure our ability to service and repay debt.  We present the related “total net debt to last twelve month adjusted EBITDA ratio” principally to put other non-GAAP measures in context and facilitate comparisons by investors, security analysts and others; this ratio differs in certain respects from the similar ratio used in our credit agreement.  These measures differ in certain respects from the ratios used in our senior notes indenture.

These non-GAAP financial measures have certain shortcomings. In particular, adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Because adjusted EBITDA is a component of the ratio of total net debt to last twelve month adjusted EBITDA, these measures are also subject to the material limitations discussed above. In addition, the ratio of total net debt to last twelve month adjusted EBITDA is subject to the risk that we may not be able to use the cash on the balance sheet to reduce our debt on a dollar-for-dollar basis. Management believes this ratio is useful as a means to evaluate our ability to incur additional indebtedness in the future.

Free cash flow represents net cash provided by operating activities adjusted for capital expenditures, cash dividends and proceeds received from the sale of assets. Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions. The tables that follow include a calculation of free cash flow for each of the periods presented with a reconciliation to net cash provided by operating activities. Free cash flow provides useful information to investors in the evaluation of our operating performance and liquidity.

We present the non-GAAP measure “adjusted diluted net income (loss) per share” because our net income (loss) and net income (loss) per share are regularly affected by items that occur at irregular intervals or are non-cash items.  We believe that disclosing these measures assists investors, securities analysts and other interested parties in evaluating both our company over time and the relative performance of the companies in our industry.

Safe Harbor

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions.  Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results.  There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements.  These risks and uncertainties include a number of factors related to our business, including the uncertainties relating to the impact of the novel coronavirus (COVID-19) pandemic on the company’s business, results of operations, cash flows, stock price and employees; economic and financial market conditions generally and economic conditions in our service areas;  various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt  restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of acquisitions; system failures; cyber-attacks, information or security breaches or technology failure of ours or of a third party; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; new or changing tax laws or regulations; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations; and risks associated with discontinuing paying dividends on our common stock. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the SEC, including our reports on Form 10-K and Form 10-Q.  Many of these circumstances are beyond our ability to control or predict.  Moreover, forward-looking statements necessarily involve assumptions on our part.  These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Consolidated Communications Holdings, Inc. and its subsidiaries to be different from those expressed or implied in the forward-looking statements.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication.  Furthermore, forward-looking statements speak only as of the date they are made.  Except as required under the federal securities laws or the rules and regulations of the SEC, we disclaim any intention or obligation to update or revise publicly any forward-looking statements.  You should not place undue reliance on forward-looking statements.

Company Contact

Jennifer Spaude, Consolidated Communications
Phone:  507-386-3765
jennifer.spaude@consolidated.com

Consolidated Communications Holdings, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share and per share amounts)
(Unaudited)
	June 30,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$45,876	$12,395
Accounts receivable, net	116,493	120,016
Income tax receivable	4,374	2,669
Prepaid expenses and other current assets	41,164	41,787
Total current assets	207,907	176,867

Property, plant and equipment, net	1,793,340	1,835,878
Investments	112,541	112,717
Goodwill	1,035,274	1,035,274
Customer relationships, net	138,744	164,069
Other intangible assets	10,557	10,557
Other assets	49,274	54,915
Total assets	$3,347,637	$3,390,277

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,707	$30,936
Advance billings and customer deposits	44,574	45,710
Accrued compensation	55,089	57,069
Accrued interest	7,793	7,874
Accrued expense	75,705	75,406
Current portion of long-term debt and finance lease obligations	24,889	27,301
Total current liabilities	224,757	244,296

Long-term debt and finance lease obligations	2,198,003	2,250,677
Deferred income taxes	179,573	173,027
Pension and other post-retirement obligations	285,253	302,296
Other long-term liabilities	87,843	72,730
Total liabilities	2,975,429	3,043,026

Shareholders' equity:
Common stock, par value $0.01 per share; 100,000,000 shares
authorized, 73,057,683 and 71,961,045, shares outstanding
as of June 30, 2020 and December 31, 2019, respectively	731	720
Additional paid-in capital	495,459	492,246
Accumulated deficit	(42,104)	(71,217)
Accumulated other comprehensive loss, net	(88,419)	(80,868)
Noncontrolling interest	6,541	6,370
Total shareholders' equity	372,208	347,251
Total liabilities and shareholders' equity	$3,347,637	$3,390,277

Consolidated Communications Holdings, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Net revenues	$325,176	$333,532	$650,838	$672,181
Operating expenses:
Cost of services and products	139,534	143,780	277,289	292,099
Selling, general and administrative expenses	64,796	78,148	132,613	152,515
Depreciation and amortization	81,066	97,304	163,804	196,547
Income from operations	39,780	14,300	77,132	31,020
Other income (expense):
Interest expense, net of interest income	(31,459)	(34,737)	(63,554)	(69,020)
Gain on extinguishment of debt	-	249	234	249
Other income, net	9,889	9,098	25,062	16,330
Income (loss) before income taxes	18,210	(11,090)	38,874	(21,421)
Income tax expense (benefit)	4,275	(3,778)	9,316	(6,923)
Net income (loss)	13,935	(7,312)	29,558	(14,498)
Less: net income attributable to noncontrolling interest	95	75	171	154

Net income (loss) attributable to common shareholders	$13,840	$(7,387)	$29,387	$(14,652)

Net income (loss) per basic and diluted common shares
attributable to common shareholders	$0.19	$(0.10)	$0.40	$(0.21)

Consolidated Communications Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
OPERATING ACTIVITIES
Net income (loss)	$13,935	$(7,312)	$29,558	$(14,498)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	81,066	97,304	163,804	196,547
Cash distributions from wireless partnerships in excess of (less than) earnings	451	(94)	144	(1,212)
Pension and post-retirement contributions in excess of expense	(7,414)	(6,632)	(15,985)	(12,612)
Non-cash, stock-based compensation	2,334	1,814	3,224	3,312
Amortization of deferred financing	1,210	1,226	2,406	2,439
Gain on extinguishment of debt	-	(249)	(234)	(249)
Other adjustments, net	(92)	398	(4,230)	795
Changes in operating assets and liabilities, net	5,241	1,810	3,034	(11,260)
Net cash provided by operating activities	96,731	88,265	181,721	163,262
INVESTING ACTIVITIES
Purchase of property, plant and equipment, net	(53,848)	(66,374)	(96,237)	(119,768)
Proceeds from sale of assets	3,886	13,338	6,073	14,203
Proceeds from sale of investments	-	-	426	329
Other	-	(450)	-	(450)
Net cash used in investing activities	(49,962)	(53,486)	(89,738)	(105,686)
FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	30,000	56,000	40,000	107,000
Payment of finance lease obligations	(2,445)	(3,304)	(5,119)	(6,811)
Payment on long-term debt	(42,587)	(51,587)	(89,175)	(97,175)
Repurchase of senior notes	-	(4,294)	(4,208)	(4,294)
Dividends on common stock	-	(27,868)	-	(55,445)
Net cash used in financing activities	(15,032)	(31,053)	(58,502)	(56,725)
Net change in cash and cash equivalents	31,737	3,726	33,481	851
Cash and cash equivalents at beginning of period	14,139	6,724	12,395	9,599
Cash and cash equivalents at end of period	$45,876	$10,450	$45,876	$10,450

Consolidated Communications Holdings, Inc.
Consolidated Revenue by Category
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Commercial and carrier:
Data and transport services (includes VoIP)	$89,572	$88,538	$179,144	$176,664
Voice services	45,775	47,136	91,495	95,206
Other	10,406	13,390	22,118	28,566
	145,753	149,064	292,757	300,436
Consumer:
Broadband (VoIP and Data)	65,567	64,068	129,643	127,153
Video services	19,213	20,341	38,344	41,077
Voice services	43,121	45,235	86,297	91,114
	127,901	129,644	254,284	259,344

Subsidies	18,069	18,134	36,523	36,293
Network access	30,473	34,198	61,938	70,789
Other products and services	2,980	2,492	5,336	5,319
Total operating revenue	$325,176	$333,532	$650,838	$672,181

Consolidated Communications Holdings, Inc.
Consolidated Revenue by Category
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019
Commercial and carrier:
Data and transport services (includes VoIP)	$89,572	$89,572	$89,905	$88,756	$88,538
Voice services	45,775	45,720	46,510	46,606	47,136
Other	10,406	11,712	12,500	11,828	13,390
	145,753	147,004	148,915	147,190	149,064
Consumer:
Broadband (VoIP and Data)	65,567	64,076	64,474	65,456	64,068
Video services	19,213	19,131	19,838	20,463	20,341
Voice services	43,121	43,176	44,238	45,487	45,235
	127,901	126,383	128,550	131,406	129,644

Subsidies	18,069	18,454	18,122	18,025	18,134
Network access	30,473	31,465	33,056	34,211	34,198
Other products and services	2,980	2,356	2,392	2,494	2,492
Total operating revenue	$325,176	$325,662	$331,035	$333,326	$333,532

Consolidated Communications Holdings, Inc.
Schedule of Adjusted EBITDA Calculation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss)	$13,935	$(7,312)	$29,558	$(14,498)
Add (subtract):
Income tax expense (benefit)	4,275	(3,778)	9,316	(6,923)
Interest expense, net	31,459	34,737	63,554	69,020
Depreciation and amortization	81,066	97,304	163,804	196,547
EBITDA	130,735	120,951	266,232	244,146

Adjustments to EBITDA (1):
Other, net (2)	161	7,374	(3,315)	12,699
Investment income (accrual basis)	(9,180)	(10,750)	(19,759)	(19,351)
Investment distributions (cash basis)	9,632	10,628	19,696	17,918
Pension/OPEB expense	(586)	1,603	(1,170)	3,207
Gain on extinguishment of debt	-	(249)	(234)	(249)
Non-cash compensation (3)	2,334	1,814	3,224	3,312
Adjusted EBITDA	$133,096	$131,371	$264,674	$261,682

Notes:
(1) These adjustments reflect those required or permitted by the lenders under our credit agreement.
(2) Other, net includes income attributable to noncontrolling interests, acquisition and non-recurring related costs, and certain miscellaneous items.
(3) Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are excluded from adjusted EBITDA.

Consolidated Communications Holdings, Inc.
Schedule of Free Cash Flow Calculation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$96,731	$88,265	$181,721	$163,262
Add (subtract):
Capital expenditures	(53,848)	(66,374)	(96,237)	(119,768)
Dividends paid	-	(27,868)	-	(55,445)
Proceeds from the sale of assets	3,886	13,338	6,073	14,203
Free cash flow	$46,769	$7,361	$91,557	$2,252

Consolidated Communications Holdings, Inc.
Total Net Debt to LTM Adjusted EBITDA Ratio
(Dollars in thousands)
(Unaudited)

June 30,
Summary of Outstanding Debt:	2020
Term loans, net of discount $4,893	$1,770,644
Senior unsecured notes due 2022, net of discount $1,653	438,856
Finance leases	20,145
Total debt as of June 30, 2020	$2,229,645
Less deferred debt issuance costs	(6,753)
Less cash on hand	(45,876)
Total net debt as of June 30, 2020	$2,177,016

Adjusted EBITDA for the twelve
months ended June 30, 2020	$526,532

Total Net Debt to last twelve months
Adjusted EBITDA	4.14x

Consolidated Communications Holdings, Inc.
Adjusted Net Income (Loss) and Net Income (Loss) Per Share
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss)	$13,935	$(7,312)	$29,558	$(14,498)
Integration and severance related costs, net of tax	(269)	4,595	32	8,006
Storm costs (recoveries), net of tax	(194)	(506)	(110)	(256)
Gain on extinguishment of debt, net of tax	-	(164)	(178)	(169)
Non-cash interest expense for swaps, net of tax	(198)	(10)	(381)	238
Non-cash stock compensation, net of tax	1,786	1,195	2,450	2,242
Adjusted net income (loss)	$15,060	$(2,202)	$31,371	$(4,437)

Weighted average number of shares outstanding	71,153	70,813	71,153	70,813
Adjusted diluted net income (loss) per share	$0.21	$(0.03)	$0.44	$(0.06)

Notes:

Calculations above assume a 23.5% and 34.1% effective tax rate for the three months ended and 24.0% and 32.3% for the six months ended June 30, 2020 and 2019, respectively.

Consolidated Communications Holdings, Inc.
Key Operating Statistics
(Unaudited)

	June 30,	March 31,	% Change	June 30,	% Change
	2020	2020	in Qtr	2019	YOY

Voice Connections	809,457	820,620	(1.4%)	873,269	(7.3%)

Data and Internet Connections	791,203	786,125	0.6%	783,008	1.0%

Video Connections	80,053	82,633	(3.1%)	89,531	(10.6%)

Business and Broadband as % of total revenue (1)	76.1%	76.1%	0.0%	76.2%	(0.1%)

Fiber route network miles (long-haul, metro and FTTH) (2)	45,847	37,757	21.4%	37,167	23.4%

On-net buildings	12,882	12,536	2.8%	11,164	15.4%

Consumer Customers	569,148	574,597	(0.9%)	609,876	(6.7%)

Consumer ARPU	$74.91	$73.32	2.2%	$70.86	5.7%

Notes:
(1) Business and Broadband revenue % includes: commercial/carrier, equipment sales and service, directory, consumer broadband and special access.

(2) FTTH miles added to fiber route network miles in Q2 2020, which were previously not included. Prior period amounts have not been restated to the current period presentation.